Exhibit 10(k)

PARENT UNDERTAKING AGREEMENT

AGREEMENT, dated as of December 21, 2000, made by UNITED RENTALS, INC., a Delaware corporation (the “Parent”), in favor of CREDIT LYONNAIS NEW YORK BRANCH (“Credit Lyonnais”), as agent (the “Agent”) for the Investors and the Banks.

PRELIMINARY STATEMENTS:

(1)    Credit Lyonnais, individually and as the Agent, has entered into a Receivables Purchase Agreement, dated as of December 21, 2000 (such agreement, as it may hereafter be amended or otherwise modified from time to time, being the “Receivables Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined) with UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), ATLANTIC ASSET SECURITIZATION CORP., as Issuer, and the Parent as Collection Agent.

(2)    It is a condition precedent to the making of purchases of Receivable Interests by Atlantic and the Banks under the Receivables Agreement that the Parent, as indirect beneficial owner of one hundred percent of the outstanding shares of stock of the Seller, shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Atlantic and the Banks to make purchases under the Receivables Agreement, the Parent hereby agrees as follows:

SECTION    1.    Unconditional Undertaking.

(a)    The Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Agent (and the parties for whom it acts as agent) to cause the due and punctual performance and observance by the Seller of all of the terms, covenants, conditions, agreements and undertakings on the part of the Seller to be performed or observed under the Receivables Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller now or hereafter existing under the Receivables Agreement, whether for deemed collections, indemnification payments, fees, expenses or similar obligations (all of the foregoing being the “Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent (and the parties for whom it acts as agent) in enforcing any rights under this Agreement.

(b)    In the event that the Seller shall fail in any manner whatsoever to perform or observe any of the Obligations when the same shall be required to be performed or observed under the Receivables Agreement, then the Parent will duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Obligations, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that the Agent shall have first made any request of or demand upon or given any notice to the Parent or to the Seller or their respective successors or assigns, or have instituted any action or proceeding against the Parent or the Seller or their respective successors or assigns in respect thereof.

SECTION 2.    Obligation Absolute.

The Parent undertakes that the Obligations will be performed or paid strictly in accordance with the terms of the Receivables Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Investors or Banks with respect thereto. The obligations of the Parent under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Agreement, irrespective of whether any action is brought against the Seller or whether the Seller is joined in any such action or actions. The liability of the Parent under this Agreement shall be absolute and unconditional irrespective of:

(i)    any lack of validity or enforceability of the Receivables Agreement or any other agreement or instrument relating thereto;

(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Receivables Agreement or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations resulting from additional purchases of Receivable Interests or otherwise;

(iii)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

(iv)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Seller;

(v)    any change, restructuring or termination of the corporate structure or existence of the Seller; or

(vi)    any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Seller or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Investor or Bank upon the insolvency, bankruptcy or reorganization of the Seller or otherwise, all as though payment had not been made.

SECTION 3.     Waiver.

The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Agent or any Investor or Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Seller or any other person or entity or any collateral.

SECTION 4.    Subrogation.

The Parent hereby waives and releases all rights of subrogation against the Seller and its property and all rights of indemnification, contribution and reimbursement from the Seller and its property, in each case in connection with this Agreement and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

SECTION 5.    Representations and Warranties.

The Parent represents and warrants as follows:

(a)    The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

(b)    The execution, delivery and performance by the Parent of this Agreement (i) are within the Parent’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (w) the charter, articles of incorporation or bylaws of the Parent, (x) any law, rule or regulation applicable to the Parent, (y) any contractual restriction binding on or affecting the Parent or its property or (z) any order, writ, judgment, award, injunction or decree binding on or affecting the Parent or its property. This Agreement has been duly executed and delivered by a duly authorized officer of the Parent.

(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Parent of this Agreement.

(d)    This Agreement constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)    The consolidated balance sheets of the Parent and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of the Parent and its Subsidiaries for such fiscal year, copies of which have been furnished to the Agent, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of the Parent.

(f)    There is no pending or, to the Parent’s knowledge, threatened action or proceeding affecting the Parent before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Parent or the ability of the Parent to perform its obligations under this Agreement or which purports to affect the legality, validity or enforceability of this Agreement.

(g)    Each information, financial statement, document, book, record or report furnished or to be furnished at any time by the Parent to the Agent or any Investor or Bank in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or such Investor or Bank, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h)    The Parent is the indirect beneficial owner of all of the issued and outstanding shares of each class of the capital stock of the Seller and all such shares of capital stock have been duly authorized and issued and are fully paid and nonassessable.

(i)    The obligations of the Parent under this Agreement do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Debt of the Parent.

SECTION 6.    Covenants.

The Parent covenants and agrees that, until the latest of payment in full of the Obligations, the Facility Termination Date, the date on which no Capital of any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller under the Receivables Agreement to the Investors, the Banks or the Agent are paid in full, the Parent will, unless the Agent shall otherwise consent in writing:

(a)    Compliance with Laws, Etc.    Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties.

(b)    Preservation of Corporate Existence.    Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each relevant jurisdiction, except to the extent that the failure so to preserve and maintain such existence, rights, franchises, privileges and qualification would not materially adversely affect the interests of the Investors, the Banks or the Agent hereunder, or the ability of the Parent to perform its obligations hereunder.

(c)    Reporting Requirements.    Furnish to the Agent:

(i)    as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Parent, balance sheets of the Parent and each of its Subsidiaries and statements of income and retained earnings of the Parent and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;

(ii)    as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants acceptable to the Agent;

(iii)    promptly after the filing or receiving thereof, copies of all reports and notices, if any, which the Parent or any Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Parent or any Subsidiary receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any Subsidiary is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Parent and/or any such Subsidiary in excess of $1,000,000; and

(iv)    promptly, from time to time, such other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as the Agent may from time to time reasonably request.

(d)    Stock Ownership.    Be the registered and beneficial owner either directly or indirectly of all of the issued and outstanding shares of each class of the capital stock of the Seller.

SECTION 7.    Amendments, Etc.

No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent (only with respect to amendments) and the Agent, as agent for the Investors and the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.    Addresses for Notices.

All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone and a hard copy shall also be sent by regular mail) or mailed by registered or certified mail, if to the Agent, at its address at 1301 Avenue of the Americas, New York, NY 10019, Attention: Joan Flanigan-Clarke, telecopy number (212) 459-3258, and if to the Parent, at the address set forth under its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 9.    No Waiver; Remedies.

No failure on the part of the Agent or any Investor or Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.    Continuing Agreement; Assignments under the Receivables Agreement.

This Agreement is a continuing agreement and shall

(i)    remain in full force and effect until the later of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement and (y) the Facility Termination Date,

(ii)    be binding upon the Parent, its successors and assigns and

(iii)    inure to the benefit of, and be enforceable by, the Agent, the Investors, the Banks and their respective successors, transferees and assigns.

Without limiting the generality of the foregoing clause (iii), any Investor or Bank may assign all or any of its interest in Receivable Interests under the Receivables Agreement to any assignee as permitted under the Receivables Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Investor or Bank herein or otherwise.

SECTION 11.    GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO.

IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNITED RENTALS, INC.

By:
Name: Michael J. Nolan Title: Assistant Secretary Address: 5 Greenwich Office Park Greenwich, CT 06830